Exhibit 99.1

FOR IMMEDIATE RELEASE

MaxLinear, Inc. Announces

Third Quarter 2013 Financial Results

$31.8 Million Third Quarter Revenue Grows 14 percent Year-over-Year

Carlsbad, Calif. – October 30, 2013 – MaxLinear, Inc. (NYSE: MXL), a provider of integrated, radio-frequency (RF) and mixed-signal integrated circuits for broadband communications applications, today announced financial results for the third quarter ended September 30, 2013.

Management Commentary

“We are pleased to report another consecutive quarter of record high revenue of $31.8 million in the third quarter. It represents revenue growth of over 14 percent year-over-year, and 7 percent sequentially,” commented Kishore Seendripu, Ph.D., Chairman and CEO. “We are encouraged by the continued strength in the sales of our DOCSIS 3.0 cable modem and cable video gateway solutions. We also saw further stabilization of our Terrestrial revenues, which were underpinned by strong growth in the sales of our hybrid TV tuners. Additionally, the third quarter was another quarter of strong cash flow generation from our operations, lending us confidence as we invest in our longer term product roadmap to expand our addressable markets utilizing our industry leading low-power, RF broadband technology platform.”

Generally Accepted Accounting Principles (GAAP) Results

Net revenue for the third quarter of 2013 was $31.8 million, an increase of 7 percent compared to the second quarter of 2013, and an increase of 14 percent compared to the third quarter of 2012. Gross profit in the third quarter of 2013 was 62 percent of revenue, compared to 58 percent in the second quarter of 2013, and 63 percent in the third quarter of 2012.

Net loss for the third quarter of 2013 was $4.9 million, or $0.14 per share (diluted), compared to net loss of $2.9 million, or $0.09 per share (diluted), for the second quarter of 2013, and net income of $0.5 million, or $0.01 per share (diluted), for the third quarter of 2012.

GAAP operating results for the third quarter of 2013 include a one-time payment of $1.25 million in connection with an intellectual property settlement agreement as previously disclosed in our Current Report on Form 8-K, as filed with the SEC on October 4, 2013.

Cash flow provided by operations for the third quarter of 2013 totaled $3.1 million, compared to $6.2 million for the second quarter of 2013, and $6.3 million in the third quarter of 2012.

Cash, cash equivalents and investments totaled $83.0 million at September 30, 2013, compared to $81.3 million at June 30, 2013, and $80.0 million at September 30, 2012.

Non-GAAP Results

Non-GAAP gross profit in the third quarter of 2013 was 63 percent of revenue, compared to 62 percent in the second quarter of 2013, and 63 percent in the third quarter of 2012.

Non-GAAP net income for the third quarter of 2013 was $2.9 million, or $0.08 per share (diluted), compared to $3.8 million, or $0.11 per share (diluted), for the second quarter of 2013, and $4.3 million, or $0.13 per share (diluted), for the third quarter of 2012.

Fourth Quarter 2013 Revenue Guidance

We expect revenue in the fourth quarter of 2013 to be between $31 million to $32 million.

Conference Call Details

MaxLinear will host its third quarter 2013 financial results conference call today, October 30, 2013 at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time). To access this call, dial US toll free: 1-877-941-1428 / International: 1-480-629-9665 with conference ID: 4644937. A live webcast of the conference call will be accessible from the investor relations section of the MaxLinear website at http://investors.maxlinear.com, and will be archived and available after the call at http://investors.maxlinear.com until November 13, 2013. A replay of the conference call will also be available until November 13, 2013 by dialing US toll free: 1-800-406-7325 / International: 1-303-590-3030 and referencing passcode: 4644937.

Cautionary Note Concerning Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, among others, statements concerning our future financial performance (including our current forecast for fourth quarter 2013 revenue), trends and growth opportunities in specific product markets such as cable and satellite applications, and opportunities associated with new product offerings and our strategy to expand our addressable market. These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to be materially different from any future results expressed or implied by the forward-looking statements. Forward-looking statements are based on management’s current, preliminary expectations and are subject to various risks and uncertainties. Risks and uncertainties affecting our business, operating results, and stock price, include, among others, intense competition in our industry; our dependence on a limited number of customers for a substantial portion of our revenues; uncertainties concerning how end user markets for our products will develop, including end user markets for the cable and satellite applications of our products as well as end user markets for products currently in development; our ability to develop and introduce new and enhanced products on a timely basis and achieve market acceptance of those products, particularly as we seek to expand outside of our historic markets; potential decreases in average selling prices for our products; limited trading volumes; risks relating to intellectual property protection and the prevalence of intellectual property litigation in our industry; our reliance on a limited number of third party manufacturers; and our lack of long-term supply contracts and dependence on limited sources of supply. In addition to these risks and uncertainties, investors should review the risks and uncertainties contained in our filings with the Securities and Exchange Commission (SEC), including our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. Additional risks, uncertainties, and other information will be contained in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2013, which MaxLinear expects to file with the SEC in October 2013.

Use of Non-GAAP Financial Measures

To supplement our unaudited consolidated financial statements presented on a basis consistent with GAAP, we disclose certain non-GAAP financial measures, including non-GAAP net income (loss), income (loss) from operations, gross profit, and earnings (loss) per share. These supplemental measures exclude the effects of (i) stock-based compensation expense and its related tax effect, if any; (ii) an accrual related to our performance based bonus plan for 2013, which if achieved we currently expect to settle in stock in 2014; (iii) an accrual related to our performance based bonus plan for 2012, which was settled in stock in May 2013; (iv) expenses associated with our acquisition of certain new market related technology licenses; (v) impairment of production masks and (vi) professional fees, settlement costs, and estimated fines and penalties related to our previously disclosed export compliance and IP litigation matters. These non-GAAP measures are not in accordance with and do not serve as an alternative for GAAP. We believe that these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our GAAP results of operations. These non-GAAP measures should only be viewed in conjunction with corresponding GAAP measures. We compensate for the limitations of non-GAAP financial measures by relying upon GAAP results to gain a complete picture of our performance.

We believe that non-GAAP financial measures can provide useful information to both management and investors by excluding certain non-cash and other one-time expenses that are not indicative of our core operating results. Among other uses, our management uses non-GAAP measures to compare our performance relative to forecasts and strategic plans and to benchmark our performance externally against competitors. In addition, management’s incentive compensation will be determined in part using these non-GAAP measures because we believe non-GAAP measures better reflect our core operating performance.

The following are explanations of each type of adjustment that we incorporate into non-GAAP financial measures:

Stock-based compensation expense relates to equity incentive awards granted to our employees, directors, and consultants. Our equity incentive plans are important components of our employee incentive compensation arrangements and are reflected as expenses in our GAAP results. Stock-based compensation expense has been and will continue to be a significant recurring expense for MaxLinear. In addition, we exclude the related tax effect of stock-based compensation expense, if any, from non-GAAP net income.

Bonus payments under our executive and non-executive bonus programs have been excluded from our non-GAAP net income for 2012 and 2013. Bonus payments for the 2012 performance period were settled through the issuance of shares of Class A common stock under our equity incentive plans in May 2013, and we currently expect that any bonus payments under our 2013 programs will also be settled in stock. While we include the dilutive impact of equity awards in weighted average shares outstanding, the expense associated with stock-based awards reflects a non-cash charge that we exclude from non-GAAP net income.

Expenses incurred in relation to the purchase of certain new market related technology licenses, intellectual property litigation and settlement costs and export compliance penalties and professional fees are unrelated to our underlying business. Therefore, we do not believe these are indicative of our core operating performance and exclude these expenses in management evaluations of our business.

Expenses incurred in relation to our export compliance review include (i) charges relating to estimates and subsequent reversals of export compliance fines and penalties, and (ii) professional fees incurred as a result of our audit committee’s review and the final voluntary disclosures submitted to governmental agencies.

Expenses incurred in relation to impairment of production masks reflect costs that were previously capitalized but for which future use is no longer expected.

Expenses incurred in relation to our intellectual property litigation include professional fees incurred and a one-time settlement payment.

Reconciliations of non-GAAP measures disclosed in this press release appear below.

About MaxLinear, Inc.

MaxLinear, Inc. is a provider of integrated, radio-frequency (RF) and mixed-signal integrated circuits for broadband communications applications. MaxLinear is located in Carlsbad, California, and its address on the Internet is www.maxlinear.com.

MXL is MaxLinear’s registered trademark. Other trademarks appearing herein are the property of their respective owners.

MaxLinear, Inc. Investor Relations Contacts:

Nick Kormeluk

IR Sense

Tel: 949-415-7745

nick@irsense.com

MaxLinear, Inc. Corporate Contact:

Adam Spice

Chief Financial Officer

Tel: 760-692-0711, Extension 196

MAXLINEAR, INC.

UNAUDITED GAAP CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended
	September 30, 2013	June 30, 2013	September 30, 2012
Net revenue	$31,765	$29,773	$27,795
Cost of net revenue	11,934	12,477	10,328

Gross profit	19,831	17,296	17,467
Operating expenses:
Research and development	14,569	12,309	10,855
Selling, general and administrative	9,960	7,768	6,167

Total operating expenses	24,529	20,077	17,022

Income (loss) from operations	(4,698)	(2,781)	445
Interest income	53	58	74
Interest expense	—	—	(11)
Other expense, net	(82)	(50)	(14)

Income (loss) before income taxes	(4,727)	(2,773)	494
Provision for income taxes	155	131	44

Net income (loss)	$(4,882)	$(2,904)	$450

Net income (loss) per share:
Basic	$(0.14)	$(0.09)	$0.01

Diluted	$(0.14)	$(0.09)	$0.01

Shares used to compute net income (loss) per share:
Basic	34,506	33,748	33,316

Diluted	34,506	33,748	34,547

MAXLINEAR, INC.

UNAUDITED GAAP CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Nine Months Ended September 30,
	2013	2012
Net revenue	$88,072	$72,898
Cost of net revenue	34,233	27,956

Gross profit	53,839	44,942
Operating expenses:
Research and development	38,389	33,758
Selling, general and administrative	25,131	19,752

Total operating expenses	63,520	53,510

Loss from operations	(9,681)	(8,568)
Interest income	170	221
Interest expense	(4)	(45)
Other expense, net	(205)	(44)

Loss before income taxes	(9,720)	(8,436)
Provision for income taxes	366	235

Net loss	$(10,086)	$(8,671)

Net loss per share:
Basic	$(0.30)	$(0.26)

Diluted	$(0.30)	$(0.26)

Shares used to compute net loss per share:
Basic	33,698	33,402

Diluted	33,698	33,402

MAXLINEAR, INC.

UNAUDITED GAAP CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Three Months Ended
	September 30, 2013	June 30, 2013	September 30, 2012
Operating Activities
Net income (loss)	$(4,882)	$(2,904)	$450
Adjustments to reconcile net income (loss) to cash provided by operating activities:
Amortization and depreciation	874	1,061	860
Amortization of investment premiums, net	260	258	257
Stock-based compensation	3,463	3,339	2,609
Impairment of long-lived assets	34	1,131	—
Changes in operating assets and liabilities:
Accounts receivable	(1,019)	164	(1,331)
Inventory	(320)	(693)	(409)
Prepaid and other assets	186	(447)	207
Accounts payable, accrued expenses and other current liabilities	(685)	3,749	565
Accrued compensation	2,800	(76)	1,727
Deferred revenue and deferred profit	451	(341)	116
Accrued price protection liability	1,820	889	1,249
Other long-term liabilities	79	75	7

Net cash provided by operating activities	3,061	6,205	6,307
Investing Activities
Purchases of property and equipment	(811)	(1,280)	(1,400)
Purchases of intangible assets	(300)	(655)	(195)
Purchases of available-for-sale securities	(9,683)	(14,945)	(8,909)
Maturities of available-for-sale securities	9,500	18,200	27,049

Net cash provided by (used in) investing activities	(1,294)	1,320	16,545
Financing Activities
Payments on capital leases	—	(1)	(1)
Repurchases of common stock	—	—	(9,236)
Net proceeds from issuance of common stock	133	1,090	555
Minimum tax withholding paid on behalf of employees for restricted stock units	(123)	(1,075)	(48)

Net cash provided by (used in) financing activities	10	14	(8,730)

Effect of exchange rate changes on cash and cash equivalents	5	5	—
Increase in cash and cash equivalents	1,782	7,544	14,122
Cash and cash equivalents at beginning of period	24,718	17,174	12,512

Cash and cash equivalents at end of period	$26,500	$24,718	$26,634

MAXLINEAR, INC.

UNAUDITED GAAP CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Nine Months Ended September 30,
	2013	2012
Operating Activities
Net loss	$(10,086)	$(8,671)
Adjustments to reconcile net loss to cash provided by operating activities:
Amortization and depreciation	2,916	2,561
Amortization of investment premiums, net	741	807
Stock-based compensation	9,591	7,165
Impairment of long-lived assets	1,229	71
Changes in operating assets and liabilities:
Accounts receivable	(4,316)	(5,858)
Inventory	216	(864)
Prepaid and other assets	(144)	(30)
Accounts payable, accrued expenses and other current liabilities	(649)	3,858
Accrued compensation	5,001	3,892
Deferred revenue and deferred profit	758	(1,688)
Accrued price protection liability	4,617	5,111
Other long-term liabilities	193	(172)

Net cash provided by operating activities	10,067	6,182
Investing Activities
Purchases of property and equipment	(2,633)	(3,026)
Purchases of intangible assets	(955)	(390)
Purchases of available-for-sale securities	(56,800)	(66,369)
Maturities of available-for-sale securities	55,000	69,900

Net cash provided by (used in) investing activities	(5,388)	115
Financing Activities
Payments on capital leases	(2)	(30)
Repurchases of common stock	—	(9,236)
Net proceeds from issuance of common stock	1,246	1,687
Minimum tax withholding paid on behalf of employees for restricted stock units	(1,246)	(117)

Net cash used in financing activities	(2)	(7,696)

Effect of exchange rate changes on cash and cash equivalents	13	7
Increase (decrease) in cash and cash equivalents	4,690	(1,392)
Cash and cash equivalents at beginning of period	21,810	28,026

Cash and cash equivalents at end of period	$26,500	$26,634

MAXLINEAR, INC.

UNAUDITED GAAP CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	September 30, 2013	June 30, 2013	September 30, 2012
Assets
Current assets:
Cash and cash equivalents	$26,500	$24,718	$26,634
Short-term investments, available-for-sale	35,975	37,084	50,792
Accounts receivable, net	18,874	17,855	16,279
Inventory	9,675	9,355	8,946
Prepaid expenses and other current assets	1,622	1,814	1,394

Total current assets	92,646	90,826	104,045
Property and equipment, net	5,890	6,149	6,274
Long-term investments, available-for-sale	20,544	19,453	2,619
Intangible assets	829	958	461
Other long-term assets	273	267	258

Total assets	$120,182	$117,653	$113,657

Liabilities and stockholders’ equity
Current liabilities	$34,617	$30,803	$29,093
Other long-term liabilities	917	903	683
Total stockholders’ equity	84,648	85,947	83,881

Total liabilities and stockholders’ equity	$120,182	$117,653	$113,657

MAXLINEAR, INC.

UNAUDITED RECONCILIATION OF NON-GAAP ADJUSTMENTS

(in thousands, except per share data)

	Three Months Ended
	September 30, 2013	June 30, 2013	September 30, 2012
GAAP net income (loss)	$(4,882)	$(2,904)	$450
Stock-based compensation:
Cost of net revenue	29	26	23
Research and development	2,183	2,158	1,661
Selling, general and administrative	1,251	1,155	925

Total stock-based compensation	3,463	3,339	2,609
Share-based bonus plan*:
Cost of net revenue	14	18	12
Research and development	940	873	699
Selling, general and administrative	534	289	490

Total share-based bonus plan	1,488	1,180	1,201
Impairment of production masks	—	1,098	—
Estimated export compliance and IP litigation costs, net**	2,826	1,114	75

Non-GAAP net income	$2,895	$3,827	$4,335

Shares used in computing non-GAAP basic net income per share	34,506	33,748	33,316

Shares used in computing GAAP diluted net income (loss) per share	34,506	33,748	33,316
Dilutive common stock equivalents	2,136	1,531	1,231

Shares used in computing non-GAAP diluted net income per share	36,642	35,279	34,547

Non-GAAP basic net income per share	$0.08	$0.11	$0.13

Non-GAAP diluted net income per share	$0.08	$0.11	$0.13

*	Share-based bonus plan for the three months ended September 30, 2013 and June 30, 2013 relates to an accrual related to our performance based bonus plan for 2013, which will be settled in stock in 2014. Share-based bonus plan for the three months ended September 30, 2012 relates to an accrual related to our performance based bonus plan for 2012, which was settled in stock in May 2013.
**	Estimated export compliance and IP litigation costs, net for the three months ended September 30, 2013 includes the one-time payment of $1.25 million in connection with the settlement agreement. Estimated export compliance and IP litigation costs, net for the three months ended September 30, 2012 includes the reduction of previously recorded export compliance fines and penalties of $0.6 million.

MAXLINEAR, INC.

UNAUDITED RECONCILIATION OF NON-GAAP ADJUSTMENTS

(in thousands, except per share data)

	Nine Months Ended September 30,
	2013	2012
GAAP net loss	$(10,086)	$(8,671)
Stock-based compensation:
Cost of net revenue	79	61
Research and development	6,095	4,590
Selling, general and administrative	3,417	2,514

Total stock-based compensation	9,591	7,165
Share-based bonus plan*:
Cost of net revenue	42	33
Research and development	2,455	2,271
Selling, general and administrative	1,176	1,372

Total share-based bonus plan	3,673	3,676
Acquisition of technology licenses	—	285
Impairment of production masks	1,098	63
Estimated export compliance and IP litigation costs, net**	4,899	1,688

Non-GAAP net income	$9,175	$4,206

Shares used in computing non-GAAP basic net income per share	33,698	33,402

Shares used in computing GAAP diluted net loss per share	33,698	33,402
Dilutive common stock equivalents	1,231	1,055

Shares used in computing non-GAAP diluted net income per share	34,929	34,457

Non-GAAP basic net income per share	$0.27	$0.13

Non-GAAP diluted net income per share	$0.26	$0.12

*	Share-based bonus plan for the nine months ended September 30, 2013 relates to an accrual related to our performance based bonus plan for 2013, which will be settled in stock in 2014. Share-based bonus plan for the nine months ended September 30, 2012 relates to an accrual related to our performance based bonus plan for 2012, which was settled in stock in May 2013.
**	Estimated export compliance and IP litigation costs, net for the nine months ended September 30, 2013 includes the one-time payment of $1.25 million in connection with the settlement agreement. Estimated export compliance and IP litigation costs, net for the nine months ended September 30, 2012 includes the reduction of previously recorded export compliance fines and penalties of $0.6 million.

MAXLINEAR, INC.

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

	Three Months Ended
	September 30, 2013	June 30, 2013	September 30, 2012
GAAP gross profit as a % of revenue	62.4%	58.1%	62.8%
Stock-based compensation:
Cost of net revenue	0.1%	0.1%	0.1%
Share-based bonus plan:
Cost of net revenue	0.1%	—	0.1%
Impairment of production masks	—	3.7%	—

Non-GAAP gross profit as a % of revenue	62.6%	61.9%	63.0%

GAAP income (loss) from operations as a % of revenue	(14.8)%	(9.3)%	1.6%
Stock-based compensation:
Cost of net revenue	0.1%	0.1%	0.1%
Research and development	6.9%	7.2%	6.0%
Selling, general and administrative	3.9%	3.9%	3.3%
Share-based bonus plan:
Cost of net revenue	0.1%	—	0.1%
Research and development	2.9%	2.9%	2.5%
Selling, general and administrative	1.7%	1.0%	1.7%
Impairment of production masks	—	3.7%	—
Estimated export compliance and IP litigation costs	8.9%	3.7%	0.3%

Non-GAAP income from operations as a % of revenue	9.7%	13.2%	15.6%

MAXLINEAR, INC.

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

	Nine Months Ended September 30,
	2013	2012
GAAP gross profit as a % of revenue	61.1%	61.7%
Stock-based compensation:
Cost of net revenue	0.1%	0.1%
Share-based bonus plan:
Cost of net revenue	0.1%	0.1%
Impairment of production masks	1.2%	—

Non-GAAP gross profit as a % of revenue	62.5%	61.9%

GAAP loss from operations as a % of revenue	(11.0)%	(11.7)%
Stock-based compensation:
Cost of net revenue	0.1%	0.1%
Research and development	6.9%	6.3%
Selling, general and administrative	3.9%	3.4%
Share-based bonus plan:
Cost of net revenue	0.1%	0.1%
Research and development	2.8%	3.1%
Selling, general and administrative	1.3%	1.9%
Acquisition of technology licenses	—	0.4%
Impairment of production masks	1.2%	—
Estimated export compliance and IP litigation costs	5.6%	2.3%

Non-GAAP income from operations as a % of revenue	10.9%	5.9%